UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 1, 2008

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-6263	36-2334820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

Howard A. Pulsifer retired as Vice President and General Counsel of AAR CORP. (the “Company”) effective June 1, 2008.  Pursuant to an amended and restated letter agreement dated as of June 5, 2008 between the Company and Mr. Pulsifer, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein, Mr. Pulsifer will serve as Secretary of the Company through May 31, 2009 at a fixed annual retainer rate of $175,000, payable in equal bi-weekly installments.  Mr. Pulsifer also will be eligible to continue to receive health and welfare benefits during his tenure as Secretary to the extent allowable under the applicable plan documents and applicable laws and regulations.  Under the amended and restated letter agreement, Mr. Pulsifer may provide legal services to the Company at the Company’s request at the rate of $450 per hour.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See information under Item 1.01 above.

Item 9.01         Financial Statements and Exhibits

(d)                                 Exhibits

99.1                           Amended and Restated Letter Agreement dated as of June 5, 2008 between AAR CORP. and Howard A. Pulsifer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       June 5, 2008

AAR CORP.

By:	/s/ RICHARD J. POULTON
Richard J. Poulton
Vice President-Chief Financial Officer &
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amended and Restated Letter Agreement dated as of June 5, 2008 between AAR CORP. and Howard A. Pulsifer.